                                                                 EXHIBIT d(1)(e)


                                 AMENDMENT NO. 4
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

         This amendment dated as of 08-29, 2003, amends the Master Investment Advisory Agreement (the "Agreement"), dated May 1, 2000, between AIM Variable Insurance Funds, a Delaware business trust, and A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

         WHEREAS, the parties desire to amend the Agreement to add AIM V.I. Large Cap Growth Fund and AIM V.I. Small Cap Equity Fund;

         NOW, THEREFORE, the parties agree as follows:

         1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   APPENDIX A
                            FUNDS AND EFFECTIVE DATES

                                        EFFECTIVE DATE OF
            NAME OF FUND               ADVISORY AGREEMENT
-------------------------------------  ------------------
AIM V.I. Aggressive Growth Fund           May 1, 2000
AIM V.I. Balanced Fund                    May 1, 2000
AIM V.I. Basic Value Fund                 September 10, 2001
AIM V.I. Blue Chip Fund                   May 1, 2000
AIM V.I. Capital Appreciation Fund        May 1, 2000
AIM V.I. Capital Development Fund         May 1, 2000
AIM V.I. Core Equity Fund                 May 1, 2000
AIM V.I. Dent Demographic Trends Fund     May 1, 2000
AIM V.I. Diversified Income Fund          May 1, 2000
AIM V.I. Global Utilities Fund            May 1, 2000
AIM V.I. Government Securities Fund       May 1, 2000
AIM V.I. Growth Fund                      May 1, 2000
AIM V.I. High Yield Fund                  May 1, 2000
AIM V.I. International Growth Fund        May 1, 2000
AIM V.I. Large Cap Growth Fund            September 1, 2003
AIM V.I. Mid Cap Core Equity Fund         September 10, 2001
AIM V.I. Money Market Fund                May 1, 2000
AIM V.I. New Technology Fund              May 1, 2001
AIM V.I. Premier Equity Fund              May 1, 2000
AIM V.I. Small Cap Equity Fund            September 1, 2003

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR

         The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                       AIM V.I. CAPITAL APPRECIATION FUND
                              AIM V.I. GROWTH FUND
                            AIM V.I. CORE EQUITY FUND
                         AIM V.I. GLOBAL UTILITIES FUND
                          AIM V.I. PREMIER EQUITY FUND

NET ASSETS                                                    ANNUAL RATE
--------------------------------------------------          ---------------
First $250 million ...............................                     0.65%
Over $250 million ................................                     0.60%


                         AIM V.I. AGGRESSIVE GROWTH FUND

NET ASSETS                                                    ANNUAL RATE
--------------------------------------------------          ---------------
First $150 million ...............................                     0.80%
Over $150 million ................................                    0.625%


                             AIM V.I. BALANCED FUND

NET ASSETS                                                    ANNUAL RATE
--------------------------------------------------          ---------------
First $150 million ...............................                     0.75%
Over $150 million ................................                     0.50%


                            AIM V.I. BASIC VALUE FUND
                        AIM V.I. MID CAP CORE EQUITY FUND

NET ASSETS                                                    ANNUAL RATE
--------------------------------------------------          ---------------
First $500 million ...............................                    0.725%
Next $500 million ................................                    0.700%
Next $500 million ................................                    0.675%
Over $1.5 billion ................................                     0.65%

                             AIM V.I. BLUE CHIP FUND
                        AIM V.I. CAPITAL DEVELOPMENT FUND

NET ASSETS                                                    ANNUAL RATE
--------------------------------------------------          ---------------
First $350 million ...............................                     0.75%
Over $350 million ................................                    0.625%


                      AIM V.I. DENT DEMOGRAPHIC TRENDS FUND

NET ASSETS                                                    ANNUAL RATE
--------------------------------------------------          ---------------
First $2 billion .................................                     0.85%
Over $2 billion ..................................                     0.80%


                        AIM V.I. DIVERSIFIED INCOME FUND

NET ASSETS                                                    ANNUAL RATE
--------------------------------------------------          ---------------
First $250 million ...............................                     0.60%
Over $250 million ................................                     0.55%


                          AIM V.I. NEW TECHNOLOGY FUND

NET ASSETS                                                    ANNUAL RATE
--------------------------------------------------          ---------------
Average Daily Net Assets .........................                     1.00%


                       AIM V.I. GOVERNMENT SECURITIES FUND

NET ASSETS                                                    ANNUAL RATE
--------------------------------------------------          ---------------
First $250 million ...............................                     0.50%
Over $250 million ................................                     0.45%


                            AIM V.I. HIGH YIELD FUND

NET ASSETS                                                    ANNUAL RATE
--------------------------------------------------          ---------------
First $200 million ...............................                    0.625%
Next $300 million ................................                     0.55%
Next $500 million ................................                     0.50%
Over $1 billion ..................................                     0.45%

                       AIM V.I. INTERNATIONAL GROWTH FUND

NET ASSETS                                                    ANNUAL RATE
--------------------------------------------------          ---------------
First $250 million ...............................                     0.75%
Over $250 million ................................                     0.70%


                         AIM V.I. LARGE CAP GROWTH FUND

NET ASSETS                                                    ANNUAL RATE
--------------------------------------------------          ---------------
First $1 billion .................................                     0.75%
Next $1 billion ..................................                     0.70%
Over $2 billion ..................................                    0.625%


                           AIM V.I. MONEY MARKET FUND

NET ASSETS                                                    ANNUAL RATE
--------------------------------------------------          ---------------
First $250 million ...............................                     0.40%
Over $250 million ................................                     0.35%"


                         AIM V.I. SMALL CAP EQUITY FUND

NET ASSETS                                                    ANNUAL RATE
--------------------------------------------------          ---------------
All Assets .......................................                     0.85%


         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers on the date first written above.

Date: September 1, 2003

                                            AIM VARIABLE INSURANCE FUNDS

Attest:  /s/ JIM COPPEDGE                   By: /s/ ROBERT H. GRAHAM
         ---------------------------------      --------------------------------
         Assistant Secretary                    President

(SEAL)

                                            A I M ADVISORS, INC.

Attest:  /s/ JIM COPPEDGE                   By: /s/ MARK H. WILLIAMSON
         ---------------------------------      --------------------------------
         Assistant Secretary                    President

(SEAL)